SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): April 27, 2004

                                      Wyeth
             (Exact name of registrant as specified in its charter)



      Delaware                        1-1225                    13-2526821
(State or other jurisdiction       (Commission File            (IRS Employer
of incorporation)                   Number)                 Identification No.)




Five Giralda Farms, Madison, New Jersey                           07940
(Address of Principal Executive Offices)                       (Zip Code)



        Registrant's telephone number, including area code:  973-660-5000



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Item 5.  Other Events and Required Regulation FD Disclosure

     On April 27, 2004, the jury returned a verdict in the case of Jerry
Coffey (representing the estate of Cynthia Cappel-Coffey), et al. v. Wyeth, et al. in favor of the plaintiff in the amount of $113.353 million in compensatory damages and $900 million in punitive damages. The plaintiffs in this case, which was tried in the District Court of Jefferson County, Texas, 172nd Judicial District, alleged that Ms. Cappel-Coffey died as a result of Primary Pulmonary Hypertension (PPH) caused by her use of the diet drug Pondimin. The Company will appeal this verdict and believes that it has a strong basis for reversal on appeal.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         WYETH

                                         By: /s/ Lawrence V. Stein
                                                 Lawrence V. Stein
                                               Senior Vice President and
                                               General Counsel
                                               (Duly Authorized Signatory)


Dated:  April 27, 2004